                                                                     Exhibit 5.1


                                  March 2, 2000



Juniper Networks, Inc.
385 Ravendale Drive
Mountain View, CA  94043

     RE:  JUNIPER NETWORKS, INC. -
          REGISTRATION STATEMENT ON FORM S-1
          SEC FILE NO. 333-96171

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by Juniper Networks, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on February 4, 2000, as amended by Amendment No. 1 thereto filed with the Commission on February 14, 2000, Amendment No. 2 thereto filed with the Commission on February 23, 2000 and Amendment No. 3 thereto filed with the Commission on March 2, 2000 (such registration statement, as so amended, herein the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up $850,000,000 in aggregate principal amount of the Company's Convertible Subordinated Notes due March 15, 2007 (including up to $127,500,000 in aggregate principal amount subject to an over-allotment option to be granted to the underwriters) (the "Notes") and the Company's common stock, $0.00001 par value, into which the Notes may be converted (the "Common Stock") pursuant to the terms of the Notes and the indenture in substantially the form filed as an exhibit to the Registration Statement (the "Indenture"), to be entered into by the Company and Norwest Bank Minnesota, National Association, as trustee thereunder (the "Trustee"). The Notes are to be issued pursuant to the Indenture and sold pursuant to an underwriting agreement (the "Underwriting Agreement") in substantially in the form filed as an exhibit to the Registration Statement.

     We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Juniper Networks, Inc.
March 2, 2000
Page 2


     Based on such examination, we are of the opinion that:

     1. When the Indenture and the issuance of the Notes has been duly authorized by appropriate corporate action of the Company and the Notes, in the form filed as an exhibit to the Registration Statement have been appropriately completed and duly executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting Agreement and as described in the Registration Statement, assuming that the Indenture has been appropriately completed and duly authorized, executed and delivered by the Company and the Trustee, the Notes will constitute valid and legally binding obligations of the Company.

     2. When the issuance of the Common Stock has been duly authorized by appropriate corporate action of the Company and the Common Stock, has been duly issued, sold and delivered in accordance with the Indenture and as described in the Registration Statement, the Common Stock will be legally and validly issued, fully paid and nonassessable.

     Our opinions are qualified as to:

          (a) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally;

          (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

          (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and other equitable remedies (regardless of whether any remedy is considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name whether it appears in the Registration Statement, the prospectus included therein, or in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such terms as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. We disclaim any obligation to, and will not, update this opinion for events occurring or coming to our attention after the date hereof.

                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation

                                /s/  WILSON SONSINI GOODRICH & ROSATI, P.C.